Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Margaret A. Meister, Chief Financial Officer of Symetra Financial Corporation, certify that (i) the Form 10-Q for the quarter ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Form 10-Q for the quarter ended September 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: November 7, 2014	By:	/s/ Margaret A. Meister
Margaret A. Meister Executive Vice President and Chief Financial Officer